Exhibit 10.2

Date:	April 26, 2023

To:	Arrowroot Acquisition Corp., a Delaware corporation (“ARRW”) and iLearningEngines Inc. (the “Target”).

Address:	4553 Glencoe Ave, Suite 200 Marina Del Rey, CA 90292

From:	Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“Seller”)

Re:	OTC Equity Prepaid Forward Transaction (the “Transaction”)

The purpose of this agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Seller and ARRW and, solely with respect to the Section titled “Break-up Fees”, Target, on the Trade Date specified below. The term “Counterparty” refers to Arrowroot Acquisition Corp. Certain terms of the Transaction shall be as set forth in this Confirmation, with additional terms as set forth in a Pricing Date Notice (the “Pricing Date Notice”) in the form of Schedule A hereto. This Confirmation, together with the Pricing Date Notice, constitutes a “Confirmation” and the Transaction constitutes a separate “Transaction” as referred to in the ISDA Form (as defined below).

This Confirmation, together with the Pricing Date Notice, evidences a complete binding agreement between Seller, Target and Counterparty as to the subject matter and terms of the Transaction to which this Confirmation relates and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. If there is any inconsistency between the Definitions and this Confirmation, this Confirmation governs. If, in relation to the Transaction, there is any inconsistency between the ISDA Form, this Confirmation (including the Pricing Date Notice), the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Confirmation (including the Pricing Date Notice); (ii) the Equity Definitions; (iii) the Swap Definitions; and (iv) the ISDA Form.

This Confirmation, together with the Pricing Date Notice, shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Seller, Target and Counterparty had executed an agreement in such form (but without any Schedule except as set forth herein under “Schedule Provisions”) on the Trade Date.

The terms of the particular Transaction to which this Confirmation relates are as follows, and capitalized terms, as used herein and to the extent not otherwise defined, shall have as their definitions the applicable terms described below:

General Terms

Type of Transaction:	Share Forward Transaction

Trade Date:	April 26, 2023

Pricing Date:	The date specified in the Pricing Date Notice.

Effective Date:	One (1) Settlement Cycle following the Pricing Date.

Valuation Date:	The earliest to occur of (a) the date that is one year after the closing of the Merger as defined, and pursuant to, the Agreement and Plan of Merger and Reorganization, dated on or about April 27, 2023 (the “Merger Agreement” and such Merger, the “Business Combination”) by and among the Counterparty, ARAC Merger Sub, Inc., and iLearningEngines, Inc. (the “Target”) (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (not earlier than the day such notice is effective) after the occurrence of any of a (x) Seller VWAP Trigger Event or (y) a Delisting Event (in each case the “Maturity Date”).

Seller VWAP Trigger Event	An event that occurs if the VWAP Price for any Exchange Business Day is below $2.00 per Share for any 10 Exchange Business Days during a 30 consecutive Exchange Business Day period after the Effective Date.

VWAP Price:	For any Exchange Business Day, the volume weighted average price per Share for such day as reported on the relevant Bloomberg Screen “ARRW US <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such trading day for any reason or is erroneous, the VWAP Price shall be as reasonably determined by the Calculation Agent.

Pricing Date Notice:	Seller shall deliver to Counterparty the Pricing Date Notice no later than one (1) Exchange Business Day following the closing of the Business Combination. The Pricing Date Notice shall include the Number of Shares subject to this Confirmation.

Seller:	Seller.

Buyer:	Counterparty, which shall be renamed iLearningEngines, following the closing of Business Combination.

Shares:	The Class A ordinary shares, par value $0.0001 per share, of Arrowroot Acquisition Corp. a Delaware corporation (Ticker: “ARRW”), which shall have renamed following the Business Combination, iLearning Engines.

Number of Shares:	The sum of (a) the number of Shares owned by Seller on the day prior to the close of the Business Combination (the “Public Shares”), and (b) the number of Private Shares (as defined below), as specified in the Pricing Date Notice, but together in no event more than the Maximum Number of Shares (the “Shares”). The Number of Shares is subject to reduction as described under “Optional Early Termination”.

Maximum Number of Shares:	2,500,000 Shares.

Private Shares:	Contingent on the Closing of the Business Combination, subject to final documentation, Seller will purchase a number of shares up to the Maximum Number of Shares less the Public Shares from the Counterparty for the Redemption Price per share (“Private Shares”). The purchase of the Private Shares will close promptly after the closing of the Business Combination.

Post Business Combination Registration:	Within thirty (30) calendar days after the Effective Date, Counterparty shall file (at Counterparty’s sole cost and expense) with the Securities Exchange (the “Commission”) a registration statement registering the resale of all shares held by the Seller and its affiliates, including without limitation the Public Shares (the “Registration Statement”), and seek to have the Registration Statement declared effective (the “Registration Statement Effective Date”) as soon as practicable after the filing thereof, but no later than the earliest of (i) the 60th calendar day (or 105th calendar day if the Commission notifies the Counterparty that it will review the Registration Statement) following such closing and (ii) the 5th Business Day after the date the Counterparty is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed or will not be subject to further review. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within five (5) Scheduled Trading Days thereafter, the Counterparty shall file the final prospectus under Rule 424 of the Securities Act. In no event shall Seller be identified as a statutory underwriter in the Pre BC Registration Statement unless requested by the Commission. If the Commission requests that Seller be named an underwriter, Seller may elect to be excluded from the Pre-BC Registration Statement (in which case Counterparty will have no further obligations under this paragraph). The Counterparty will use its good faith and commercially reasonable efforts to keep the Registration Statement covering the resale of the shares as described above continuously effective (except for customary blackout periods, up to four per year and for a total of up to 60 calendar days (and not more than 30 calendar days in an occurrence) if and when the Counterparty is in possession of material non-public information the disclosure of which, in the good faith judgment of the Counterparty’s board of directors, would be prejudicial. Counterparty agrees to promptly notify Seller of any such blackout determination) until the earlier of (a) the Maturity Date or (b) the date on which all such shares have been sold or may be transferred without any restrictions including volume limitations under Rule 144 under the Securities Act; provided that Counterparty covenants and agrees to make all necessary filings and submissions in furtherance of the foregoing. The Seller may, at its sole discretion, accelerate the Maturity Date (and payment of the Additional Cash Payment, if any) at any time if (a) the Registration Statement covering all of the shares described above in this section is not declared effective after the 60th calendar day (or 105th calendar day if the Commission notifies the Counterparty that it will review the Registration Statement) after its filing or (b) the Registration Statement after it is declared effective by the Commission ceases to be continuously effective (subject to the blackout periods as indicated above). If requested by Seller in writing, the Counterparty shall remove or instruct its transfer agent to remove any restrictive legend with respect to transfers under the Securities Act from any and all Shares held by Seller if (1) upon the resale by Seller of the Shares pursuant to, and in accordance with, the Registration Statement provided that the Registration Statements is and continues to be effective under the Securities Act, (2) such Shares have been sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met), or (3) such Shares are eligible for sale under Rule 144, without the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Shares and without volume or manner-of-sale restrictions; provided that Seller shall have timely provided customary representations and other customary documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent in connection therewith. Any fees (with respect to the transfer agent, Counterparty’s counsel or otherwise) associated with the issuance of any legal opinion required by the Counterparty’s transfer agent or the removal of such legend shall be borne by the Counterparty. If a legend is no longer required pursuant to the foregoing, the Counterparty will, no later than five (5) Exchange Business Days following the delivery by Seller to the Counterparty or the transfer agent (with notice to the Counterparty) of customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent, remove the restrictive legend related to the book entry account holding the Shares and make a new, unlegended book entry for the Shares.

Initial Price:	The redemption price at the closing of the Business Combination as calculated in the organizational/constitutive documents of the Counterparty (the “Redemption Price”) plus $0.60 per Share.

Prepayment:	Applicable; provided that, Counterparty shall pay to the Seller the Prepayment Amount, and such payment shall be made (i) with respect to the Public Shares, directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer & Trust Company holding the net proceeds of the sale of the units in Counterparty’s initial public offering (the “Trust Account”) and (ii) with respect to the Private Shares, by the Seller on behalf of the Counterparty, no later than the Prepayment Date. Counterparty shall provide notice to Counterparty’s transfer agent of the entrance into this Confirmation no later than one (1) Local Business Day following the date hereof, with copy to Seller. Counterparty shall also provide to Seller a draft of the flow of funds from the Trust Account prior to the closing of the Business Combination itemizing the Prepayment Amount due to Seller.

Prepayment Amount:	After the close of the Business Combination (and subject to the liquidation of the trust account and distribution of such amounts immediately prior to the closing), the Counterparty will pay an amount equal to the sum of (x) the Public Shares multiplied by the Redemption Price, and (y) the proceeds of the Private Shares purchased by the Seller (collectively, the “Prepayment Amount”), to the Seller. The Prepayment Amount will be credited towards any payment obligations of the Buyer to the Seller hereunder or pursuant to the ISDA Form, other than Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Other Expenses,” and “Other Provisions — (d) Indemnification.”

Prepayment Date:	Subject to Counterparty receiving the Pricing Date Notice, the earlier of (a) one (1) Local Business Day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed following the Business Combination.

Variable Obligation:	Not applicable.

Exchange(s):	The Nasdaq Global Market (“Nasdaq”).

Related Exchange(s):	All Exchanges.

Reimbursement of Legal Fees:	On the Prepayment Date, Counterparty shall pay to Seller an amount equal to the reasonable and documented attorney fees and expenses incurred by Seller or its affiliates in connection with this Transaction in an amount not to exceed $25,000.

Break-up Fees:	A break-up fee equal to $300,000 (“Break-up Fee”) shall be payable, jointly and severally, by the Counterparty and the Target to the Seller in the event this Confirmation or the Transaction is terminated by either the Counterparty or the Target; provided that, such Break-up Fee shall not be applicable if any OET Notice is delivered by Seller. Notwithstanding any other provision, clause or proviso of this Confirmation, this Transaction, including the Confirmation, may not be terminated by Counterparty or Target after the redemption deadline for ARRW’s shareholders in connection with the Business Combination. The Breakup Fee will be payable in lieu of any other amount due and payable to Seller as a result of the occurrence of an Early Termination Date under the ISDA Form (other than Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Other Expenses,” and “Other Provisions — (d) Indemnification).

Settlement Terms

Settlement Method Election:	Not Applicable.

Settlement Method:	Physical Settlement.

Settlement Currency:	USD.

Settlement Date:	Two (2) Exchange Business Days following the Valuation Date.

Excess Dividend Amount	Ex Amount.

Optional Early Termination:	From time to time and on any Exchange Business Day following the Business Combination (any such date, an “OET Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion and subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), elect optional early termination of the Transaction in whole or in part so long as Seller provides written notice to Counterparty (the “OET Notice”). The OET Notice shall specify the (i) OET Date (which shall be the date that the OET Notice is delivered to the Counterparty) and (ii) quantity of Shares by which the Number of Shares is to be reduced as of the OET Date (such quantity, the “Terminated Shares”); provided that, the number of “Terminated Shares” in any OET Notice shall not less than 10,000 Shares (or, if less, the remainder of the Number of Shares for which an OET Notice has yet to be delivered by Seller). The effect of an OET Notice given shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Redemption Price in respect of such OET Date (an “Early Termination Obligation”); provided that Seller shall pay certain of the Early Termination Obligation to the accounts and in the amounts as directed by Counterparty on the second Local Business Day immediately following the OET Date. The remainder of the Transaction, if any, shall continue in accordance with its terms; provided that if the OET Date is also the stated Valuation Date, the remainder of the Transaction shall be settled in accordance with the other provisions of “Settlement Terms.” Seller shall pay to Counterparty any and all unsatisfied Early Termination Obligations, calculated as of the last day of each calendar month, on the first Local Business Day following such day; provided that Seller shall be under no obligation to settle an Early Termination Obligation set forth in an OET Notice prior to one (1) Local Business Day following the settlement of the Share sale(s) covered in such OET Notice.

Number of Shares to be Delivered:

On the Settlement Date, Buyer shall pay to Seller an additional amount in the Settlement Currency equal to (i) the Number of Shares minus the number of Terminated Shares multiplied by (ii) the Initial Price (such additional amount, the “Additional Cash Payment”); and Seller shall deliver to Buyer a number of Shares equal to the Number of Shares minus the Terminated Shares; provided that, (i) if the Prepayment Amount minus the aggregate of all Early Termination Obligations (the “Remaining Prepayment Amount”) is less than the Additional Cash Payment, the Buyer will pay the difference to the Seller on the Settlement Date but (ii) if the Remaining Prepayment Amount is greater than the Additional Cash Payment, the Seller will pay the difference to the Buyer on the Settlement Date.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment.

Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable; provided, however, that (x) the definition of “Tender Offer” in Section 12.1 of the Equity Definitions will be amended by replacing “10%” with “20%” and (y) Section 12.1(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(l)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Calculation Agent Adjustment.

Share-for-Combined:	Calculation Agent Adjustment.

Composition of Combined Consideration:	Not Applicable.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Capital Market or the Nasdaq Global Market (or their respective successors) or such other exchange or quotation system which, in the determination of the Calculation Agent, has liquidity comparable to the aforementioned exchanges; if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Notwithstanding the foregoing or any other provision herein, the parties agree that the Business Combination shall not constitute a Merger Event, Tender Offer, Delisting or any other Extraordinary Event hereunder.

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof.

(a) Failure to Deliver:	Not Applicable.

(b) Insolvency Filing:	Applicable.

(c) Hedging Disruption:	Not Applicable.

(d) Increased Cost of Hedging:	Not Applicable.

(e) Loss of Stock Borrow:	Not Applicable.

(f) Increased Cost of Stock Borrow:	Not Applicable.

Determining Party:	For all applicable events, Seller, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Determining Party, in which case a Third Party Dealer (as defined below) in the relevant market selected by Counterparty will be the Determining Party.

Additional Provisions:

Calculation Agent:

Seller, unless (i) an Event of Default, Potential Event of Default or Additional Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Calculation Agent, in which case an unaffiliated leading dealer in the relevant market selected by Counterparty in its sole discretion will be the Calculation Agent.

In the event that a party (the “Disputing Party”) does not agree with any calculation or determination made (or the failure to make any calculation or determination) by the Calculation Agent, the Disputing Party shall have the right to require that the Calculation Agent have such calculation or determination reviewed by a disinterested third party that is a dealer in derivatives of the type that is the subject of the dispute and that is not an Affiliate of either party (a “Third Party Dealer”). Such Third Party Dealer shall be jointly selected by the parties within one (1) Business Day after the Disputing Party’s exercise of its rights hereunder (once selected, such Third Party Dealer shall be the “Substitute Calculation Agent”). If the parties are unable to agree on a Substitute Calculation Agent within the prescribed time, each of the parties shall elect a Third Party Dealer and such two dealers shall agree on a Third Party Dealer by the end of the subsequent Business Day. Such Third Party Dealer shall be deemed to be the Substitute Calculation Agent. Any exercise by the Disputing Party of its rights hereunder must be in writing and shall be delivered to the Calculation Agent not later than the third Business Day following the Business Day on which the Calculation Agent notifies the Disputing Party of any calculation or determination made (or of the failure to make any calculation or determination). Any calculation or determination by the Substitute Calculation Agent shall be binding in the absence of manifest error and shall be made as soon as possible but no later than the second Business Day following the Substitute Calculation Agent’s appointment. The costs of such Substitute Calculation Agent shall be borne by (a) the Disputing Party if the Substitute Calculation Agent substantially agrees with the Calculation Agent or (b) the non-Disputing Party if the Substitute Calculation Agent does not substantially agree with the Calculation Agent. If, after following the procedures and within the specified time frames set forth above, a binding calculation or determination is not achieved, the original calculation or determination of the Calculation Agent shall apply.

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Collateral Provisions:

Grant of Security Interest:	None.

Collateral:	None.

Securities Account:	None.

Securities Intermediary:	None.

Perfection:	None

Schedule Provisions:

Specified Entity:

In relation to both Seller and Counterparty for the purpose of:

Section 5(a)(v) of the ISDA Form, Not Applicable
Section 5(a)(vi) of the ISDA Form, Not Applicable

Section 5(a)(vii) of the ISDA Form, Not Applicable
Section 5(b)(v) of the ISDA Form, Not Applicable

Cross-Default	The “Cross-Default” provisions of Section 5(a)(vi) of the ISDA Form will not apply to either party.

Credit Event Upon Merger	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of the ISDA Form will not apply to either party.

Automatic Early Termination:	The “Automatic Early Termination” of Section 6(a) of the ISDA Form will not apply to either party.

Termination Currency:	United States Dollars.

Additional Termination Events:

Will apply to Seller and to Counterparty and Seller and Counterparty shall each be the Affected Party. The occurrence of any of the following events shall constitute an Additional Termination Event:

(a) The Business Combination fails to close on or before the Outside Date (as defined in the Merger Agreement) (as such Outside Date may be amended or extended from time to time); and(b) The Merger Agreement is terminated prior to the closing of the Business Combination; and (c) If it is, or, as a consequence of a change in law, regulation or interpretation, it becomes or will become, unlawful for the Seller or the Counterparty to perform any of its obligations contemplated by the Transaction; and

Notwithstanding the foregoing, Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Other Expenses,” and “Other Provisions — (d) Indemnification” shall survive any termination due to the occurrence of either of the foregoing Additional Termination Events. Upon any termination that occurs following the closing of the Business Combination due to paragraph (c) above, Counterparty shall be obligated to promptly accept for redemption all of Seller’s Shares in exchange for the Redemption Price; provided that, any amount owed by Counterparty shall be reduced by any Prepayment Amount previously paid. Except as set forth in the immediately preceding sentence, in all other circumstances no further payments or deliveries shall be due by either Seller to Counterparty or Counterparty to Seller in respect of the Transaction, including without limitation in respect of any settlement amount, breakage costs or any amounts representing the future value of the Transaction, and neither party shall have any further obligation under the Transaction and, for the avoidance of doubt and without limitation, no payments will have accrued or be due under Sections 2, 6 or 11 of the ISDA Form. For the avoidance of doubt, Counterparty as referenced in this paragraph shall only mean ARRW, not the Target.

Governing Law:	New York law (without reference to choice of law doctrine).

Credit Support Document:	With respect to Seller and Counterparty, None.

Credit Support Provider:	With respect to Seller and Counterparty, None.

Local Business Days:

Seller specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York.

Counterparty specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York.

Representations, Warranties and Covenants

1.	Each of Counterparty and Seller represents and warrants to, and covenants and agrees with, the other as of the date on which it enters into the Transaction that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(a)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(b)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(c)	Non-Public Information. It is in compliance with Section 10(b) under the Exchange Act.

(d)	Eligible Contract Participant. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act (7 U.S.C. § 1a(18)) and CFTC regulations (17 CFR § 1.3).

(e)	Tax Characterization. It shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization.

(f)	Private Placement. It (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act, (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

(g)	Investment Company Act. It is not and, after giving effect to the Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

(h)	Authorization. The Transaction has been entered into pursuant to authority granted by its board of directors or other governing authority. It has no internal policy, whether written or oral, that would prohibit it from entering into any aspect of the Transaction, including, but not limited to, the purchase of Shares to be made in connection therewith.

2.	Counterparty represents and warrants to, and covenants and agrees with Seller as of the date on which it enters into the Transaction that:

(a)	Non-Reliance. Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Seller is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards.

(b)	Solvency. Counterparty is, and shall be as of the date of any payment or delivery by Counterparty under the Transaction, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages. Counterparty: (i) has not engaged in and will not engage in any business or transaction after which the property remaining with it will be unreasonably small in relation to its business, (ii) has not incurred and does not intend to incur debts beyond its ability to pay as they mature, and (iii) as a result of entering into and performing its obligations under the Transaction, (a) it has not violated and will not violate any relevant state law provision applicable to the acquisition or redemption by an issuer of its own securities and (b) it would not be nor would it be rendered “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(c)	Public Reports. As of the Trade Date, Counterparty is in material compliance with its reporting obligations under the Exchange Act, and all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the most recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	No Distribution. Counterparty is not entering into the Transaction to facilitate a distribution of the Shares (or any security that may be converted into or exercised or exchanged for Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Shares) or in connection with any future issuance of securities. For the avoidance of doubt, this paragraph does not apply to the distribution of securities by Counterparty in connection with the Business Combination.

(e)

SEC Documents. The Counterparty shall make reasonable best efforts to comply with the Commission’s Compliance and Disclosure Interpretation No. 166.01 (“Interpretation 166.01”) for all relevant disclosure in connection with this Confirmation and the Transaction and will not file with the Commission any Form 8-K, registration statements (including any post-effective amendment thereof), proxy statement, or other document that includes any disclosure regarding this Confirmation or the Transaction without providing such document to the Seller and reasonably considering any comments timely received by Counterparty from Seller, provided that, no document need be provided to Seller with respect to any subsequent disclosures that are substantially similar to prior disclosures by Counterparty that were reviewed by Seller.

3.	Seller represents and warrants to, and covenants and agrees with Counterparty as of the date on which it enters into the Transaction and each other date specified that:

(a)	Regulatory Filings. It, together with each other person in the Seller Group (as defined in “Other Provisions” below), is in compliance with all material regulatory filings relating to the Counterparty and the Transaction. Seller covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction including, without limitation, as may be required by Section 13 or Section 16 under the Exchange Act.

(b)	Shareholder Vote. Seller agrees to not vote any Shares it holds as of the applicable record date in connection with the Business Combination at any meeting of the Counterparty’s shareholders (or to provide a written consent for that purpose with respect to such Shares) if it would be in violation of Interpretation 166.01 to do so.

(c)	Shorting. Seller agrees not to effect any Short Sales in respect of the Shares prior to the earlier of (i) the Maturity Date and (ii) the cancellation of the Transaction. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

(d)	Section 368(a) Reorganization Matters. There is no agreement or understanding pursuant to which Seller is or will be required to satisfy any of its obligations under this Confirmation by acquiring shares that were issued to the former securityholders of Target by Counterparty pursuant to the Merger Agreement (such shares, the “Merger Shares”), and Seller has no present plan or intention knowingly to do so. To the extent that any of the Merger Shares are acquired by Seller, such acquisitions will be in open market purchases, in transactions to be privately negotiated in the future, or otherwise in a manner that is not in connection with the Business Combination.

Transactions by Seller in the Shares

(a)	Seller hereby waives the redemption rights (“Redemption Rights”) set forth in Counterparty’s memorandum and articles of association in connection with the Business Combination with respect to the Shares save for any redemption following the Additional Termination Events set out in the Additional Termination Event section above.

(b)	No sale of Shares by Seller shall terminate all or any portion of this Confirmation (unless Seller issues an OET Notice within the deadlines contemplated in sections entitled Optional Early Termination above), and provided that Seller complies with all of its other obligations hereunder, nothing contained herein shall limit any of Seller’s purchases and sales of Shares.

No Arrangements

Seller and Counterparty each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between Seller and Counterparty with respect to any Shares, other than those set forth herein; (ii) Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and (iii) Counterparty will not seek to influence Seller with respect to the voting of any Hedge Positions of Seller consisting of Shares.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the ISDA Form, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the ISDA Form.

Address for Notices

Notice to Seller:

POLAR MULTI-STRATEGY MASTER FUND

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

With a mandatory copy to:

Polar Asset Management Partners Inc.

16 York Street, Suite 2900

Toronto, ON M5J 0E6

Attention:	Legal Department, Ravi Bhat / Jillian Bruce
E-mail:	legal@polaramp.com / rbhat@polaramp.com / jbruce@polaramp.com

Notice to Counterparty:

Arrowroot Acquisition Corp.

4553 Glencoe Ave, Suite 200

Marina Del Rey, California 90292

Attention:	Thomas Olivier
Email:	tolivier@arrowrootcapital.com

with copies to (which shall not constitute notice):

Goodwin Proctor LLP

620 Eighth Avenue

New York, NY 10018

Attention:	John Servidio
Email:	JServidio@goodwinlaw.com

Notice to Target:

iLearningEngines, Inc.

6701 Democracy Blvd., Suite 300

Bethesda, MD 20817

Attention:	Harish Chidambaran
Email:	harish@ilearningengines.com

Other Provisions.

(a)	Rule 10b5-1.

(i)	Counterparty represents and warrants to Seller that Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and Counterparty represents and warrants to Seller that Counterparty has not entered into or altered, and agrees that Counterparty will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares. It is the intent of the parties that the Transaction comply with the requirements of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) and the parties agree that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(ii)	Counterparty acknowledges and agrees that (A) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether Seller effects any purchases of Shares in connection with the Transaction, and (B) during the period beginning on (but excluding) the date of this Confirmation and ending on (and including) the Maturity Date, neither Counterparty nor its officers or employees shall, directly or indirectly, communicate any material nonpublic information regarding Counterparty or the Shares to Seller or its affiliates.

(iii)	Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, Counterparty acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty, or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(b)	[Reserved.]

(c)	Transfer or Assignment. The Seller shall not transfer or assign the rights and duties of the Seller under this Confirmation without the prior written consent of the Counterparty and the Target. The Counterparty and the Target shall not transfer or assign its rights or duties under this Confirmation without the prior written consent of the Seller. Notwithstanding anything to the contrary in this Confirmation, in the event of any assignment, transfer or designation of Seller’s rights, duties or obligations pursuant to this paragraph, (i) Counterparty will not be required to pay or deliver more, or receive less, under this Confirmation than it would be required to pay or deliver, as applicable, in the absence of such assignment, transfer or designation, and (ii) Seller shall cause the assignee, transferee or designee to make such representations and to provide such tax documentation as may be reasonably requested by Counterparty to make any necessary determinations pursuant to clause (i) of this sentence. If at any time following the closing of the Business Combination at which (A) the Section 16 Percentage exceeds 9.9%, or (B) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clause (A) or (B), an “Excess Ownership Position”), Seller is unable to effect a transfer or assignment of a portion of the Transaction to a third party on pricing terms reasonably acceptable to Seller and within a time period reasonably acceptable to Seller such that no Excess Ownership Position exists, then Seller may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Seller so designates an Early Termination Date with respect to a portion of the Transaction, a portion of the Shares with respect to the Transaction shall be delivered to Counterparty as if the Early Termination Date was the Valuation Date in respect of a Transaction having terms identical to the Transaction and a Number of Shares equal to the number of Shares underlying the Terminated Portion. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, as determined by Seller, (A) the numerator of which is the number of Shares that Seller and each person subject to aggregation of Shares with Seller under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) of the Exchange Act) with Seller directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) (the “Seller Group” ) and (B) the denominator of which is the number of Shares outstanding.

The “Share Amount” as of any day is the number of Shares that Seller and any member of a Seller Group (the Seller or any member of a Seller Group, a “Seller Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Seller in its sole discretion.

The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements under Section 16 of the Exchange Act including obtaining prior approval from any person or entity) of a Seller Person, or could result in an adverse effect on a Seller Person, under any Applicable Restriction, as determined by Seller in its sole discretion, minus (B) 0.1% of the number of Shares outstanding.

(d)	Indemnification. Counterparty agrees to indemnify and hold harmless Seller, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but not including financial losses to an Indemnified Party relating to the economic terms of the Transaction provided that the Counterparty performs its obligations under this Confirmation in accordance with its terms), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by Counterparty of its obligations under the Transaction, any breach of any covenant or representation made by Counterparty in this Confirmation or the ISDA Form, regulatory filings made by Counterparty related to the Transaction (other than as relates to any information provided by or on behalf of Seller or its affiliates), or the consummation of the transactions contemplated hereby; provided, however, that Counterparty has no indemnification obligations with respect to any loss, claim, damage, liability or expense related to the manner in which Seller sells, or arising out of any sales by Seller of, any Shares owned by Seller. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Seller’s material breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from Seller’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition (and in addition to any other Reimbursement of Legal Fees and other Expenses contemplated by this Confirmation), Counterparty will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from such Indemnified Party’s breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from the gross negligence, willful misconduct or bad faith of the Indemnified Party or breach of any U.S. federal or state securities laws or the rules, regulations or applicable interpretations of the Securities and Exchange Commission. The provisions of this paragraph shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the ISDA Form or this Confirmation shall inure to the benefit of any permitted assignee of Seller.

(e)	Amendments to Equity Definitions.

(i)	Section 11.2(a) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “a material” and adding the phrase “or such Transaction” at the end thereof;

(ii)	The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction or Share Forward Transaction, then, following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has an economic effect on the Transaction and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative”.

(iii)	Section 11.2(e)(vii) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “a material” and (ii) adding the phrase “or the relevant Transaction” at the end thereof;

(iv)	Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (i) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (ii) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Form with respect to that Issuer”; and

(v)	Section 12.6(c)(ii) of the Equity Definitions is hereby amended by replacing the words “the Transaction will be cancelled,” in the first line with the words “Seller will have the right, which it must exercise or refrain from exercising, as applicable, in good faith acting in a commercially reasonable manner, to cancel the Transaction,”.

(f)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(g)	Attorney and Other Fees. In the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Confirmation or the Transaction, the prevailing party shall be entitled to reasonable documented attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

(h)	Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(i)	Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be (a) a “securities contract” as defined in the Bankruptcy Code, in which case each payment and delivery made pursuant to the Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (b) a “swap agreement” as defined in the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate, terminate and accelerate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the ISDA Form with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to otherwise constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(j)	Process Agent. For the purposes of Section 13(c) of the ISDA Form:

Seller appoints as its Process Agent: None

Counterparty appoints as its Process Agent: None.

(k)	Tax Matters.

(i)	“Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the ISDA Form, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Tax Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Tax Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the ISDA Form.

(ii)	“Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the ISDA Form, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Tax Code or any regulations issued thereunder (an “871(m) Withholding Tax”). For the avoidance of doubt, an 871(m) Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the ISDA Form.

(iii)	For purposes of Sections 4(a)(i) and 4(a)(ii) of the ISDA Form, Counterparty shall provide to Seller a valid U.S. Internal Revenue Service Form W-9 (or successor thereto), and Seller shall provide to Counterparty a valid U.S. Internal Revenue Service Form W-8BEN-E (or successor thereto), (i) on or before the date of execution of this Confirmation and (ii) promptly upon learning that any such tax form previously provided by it has become obsolete or incorrect. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by the other party.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at your earliest convenience.

Very truly yours,

POLAR MULTI-STRATEGY MASTER FUND By: its investment advisor, Polar Asset Management Partners Inc.

By:	/s/ Ryan Hickey
Name:	Ryan Hickey
Title:	Director, Legal

By:	/s/ Aatifa Ibrahim
Name:	Aatifa Ibrahim
Title:	Legal Counsel

Agreed and accepted by:

ARROWROOT ACQUISITION CORP.

By:	/s/ Thomas Olivier
Name:	Thomas Olivier
Title:	President and Chief Financial Officer

ILEARNINGENGINES INC.

By:	/s/ Harish Chidambaran
Name:	Harish Chidambaran
Title:	Chief Executive Officer

SCHEDULE A

FORM OF PRICING DATE NOTICE

Date:	[ ], 2023

To:	. (“Counterparty”)

Address:

Phone:

From:	POLAR MULTI-STRATEGY MASTER FUND, a Delaware limited liability company (“Seller”)

Re:	OTC Equity Prepaid Forward Transaction

1.	This Pricing Date Notice supplements, forms part of, and is subject to the Confirmation Re: OTC Equity Prepaid Forward Transaction dated as of April 26, 2023 (the “Confirmation”) between Counterparty and Seller, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Pricing Date Notice except as expressly modified below.

2.	The purpose of this Pricing Date Notice is to confirm certain terms and conditions relating to the transaction described in the Confirmation.

Pricing Date:	, 2023

Number of Shares:	[__]